Exhibit 99.1

Opportunity Financial (“OppFi”), a Leading Fintech Platform Powering Credit Access for the Everyday Consumer, Enters into Definitive Business Combination Agreement with FG New America Acquisition Corp.

•	OppFi’s proprietary next generation financial technology platform drives strong and consistent growth, with over 66% revenue CAGR since 2017

•	Expects to Reach 2020 Revenue of $323 Million

•	Expects to Reach 2020 Adjusted EBITDA* of $99 Million

•	Implied equity value of the combined company at closing is approximately $800 million; Business Combination expected to be fully funded through cash in trust

•	Chief Executive Officer Jared Kaplan to continue to lead OppFi following the close of the transaction, expected by the end of the second quarter of 2021

•	Investor call scheduled for February 10, 2021 at 8:00 am E.T.

CHICAGO – February 10, 2021 - Opportunity Financial, LLC (“OppFi”), a leading financial technology platform that serves the everyday consumer, and FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition corporation (“SPAC”), today announced they have entered into a definitive business combination agreement for a business combination that would result in OppFi becoming a public company. Upon closing, the combined company’s common stock is expected to trade on the New York Stock Exchange under the ticker “OPFI.” The business combination is expected to close by the end of the second quarter of 2021, subject to customary closing conditions.

FGNA Chairman Joe Moglia stated, “My team at FG New America and I are thrilled to announce this transaction with OppFi, as serving the financial needs of the everyday consumer is very much in our DNA. We have been highly impressed by the significant growth the OppFi team has achieved through their innovative platform and the proven ability to scale, all while faithfully serving their customers.”

OppFi CEO Jared Kaplan stated, “OppFi is at the forefront of a high growth digital financial services revolution. We are a leading financial technology platform that powers banks through a multitude of products and our unwavering commitment to customer service. We’re tremendously proud of the team that has made our progress possible through a commitment to serving consumers excluded from the traditional system through fair, transparent products and an extraordinary customer experience. We see a solid opportunity ahead for OppFi to be the financial champion for the nearly 60 million everyday consumers in the U.S. as we continue to innovate our array of products, technology and capabilities in the years ahead. We are excited to be joining with the FGNA team to help make this a reality.”

*       Non-GAAP Financial Measures: Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Margin are financial measures that have not been prepared in accordance with Regulation S-X. See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

OppFi has facilitated more than 1.5 million loans over the past nine years and believes that the company’s approach and strategy have positioned OppFi to continue to gain share of market and outperform.

“I am extremely proud of the success and growth OppFi has experienced since its inception. More importantly, we help customers access a better financial path with the superior experience they deserve. This is an exciting stage in the company’s evolution, which we believe will enable us to further expand our mission and be the financial destination for the tens of millions of everyday consumers that need access more than ever,” said Todd Schwartz, Founder and Executive Chairman, OppFi.

Key Takeaways

•	OppFi addresses a vast unmet need for U.S. consumers, as nearly 60 million consumers lack access to mainstream financial products
•	AI-enabled financial services platform is scalable and mobile
•	Over 66% revenue CAGR since 2017, achieving estimated revenue of $323 million in 2020
•	Consistent profitability, with estimated Adjusted Net Income* of $53 million in 2020 and an Adjusted Net Income margin* of 17%
•	The core customer is the median U.S. consumer, earning approximately $50,000 annually, employed and has a bank account, but is often locked out of traditional mainstream financial products
•	Significant scale, facilitating more than $2.3 billion in loan issuances covering over 1.5 million loans
•	Nationally recognized and awarded for its exceptional customer service, and a net promoter score of 84, coupled with its focus on financial education
•	Meaningful opportunity to expand products and services

Transaction Overview

The transaction implies an equity valuation at closing for the combined company of approximately $800 million and is expected to be fully funded through cash in trust. The equity value represents 12.2x and 9.1x projected 2021 and 2022 Adjusted Net Income, respectively. It is estimated that 100% of net proceeds will be used to pay cash consideration to existing equityholders of OppFi.

Existing OppFi equityholders will initially retain approximately 62% ownership in the pro forma company, assuming none of FGNA’s public stockholders elect to redeem their shares in connection with the closing of the transaction. Existing OppFi equityholders will have the potential to receive additional earn-out shares over three years if certain stock price targets are met.

The Boards of Directors of OppFi and FGNA have each unanimously approved the transaction.

Advisors

Moelis & Company is serving as exclusive financial advisor to Opportunity Financial, LLC. Needham & Company, ThinkEquity, a division of Fordham Financial Management, Inc., Piper Sandler & Co., and Northland Securities are serving as capital markets advisors to FG New America Acquisition Corp. DLA Piper LLP (US) is serving as legal advisor to Opportunity Financial, LLC. White & Case LLP is serving as legal advisor to FG New America Acquisition Corp.

Investor Webcast and Conference Call Information

Opportunity Financial, LLC and FG New America Acquisition Corp. will host a joint investor webcast and conference call to discuss the proposed transaction today on February 10, 2021 at 8:00 am ET.

A webcast will be available here and can also be accessed on www.opploans.com/investor-relations as well as on FG New America Acquisition Corp.’s website at https://www.fgnewamerica.com.

For those who wish to participate by telephone, please dial 1- 877-407-4018 (U.S.) or 1- 201-689-8471 (International) and reference the Conference ID 13716408.

A replay of the call will also be available via webcast at www.opploans.com/investor-relations or https://www.fgnewamerica.com.

FG New America Acquisition Corp. will file an investor presentation relating to the proposed transaction with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K prior to the call, which will be available on the SEC’s website at www.sec.gov. All materials can also be found at https://www.fgnewamerica.com and at www.opploans.com/investor-relations.

About OppFi

OppFi is a leading financial technology platform that powers banks to offer accessible products and a top-rated experience to everyday consumers. Through its unwavering commitment to customer service, OppFi helps consumers who are turned away by traditional providers build a better financial path. To date, OppFi has facilitated the issuance of more than 1.5 million loans. The company has been ranked as an Inc. 5000 company for five straight years and was named the eighth fastest-growing Chicagoland company in 2020 by Crain’s Chicago Business. The company maintains an A+ rating from the Better Business Bureau (BBB) and maintains a 4.9/5 star rating with more than 14,000 online customer reviews, making it one of the top customer-rated financial platforms online. For more information, please visit www.opploans.com/investor-relations.

About FGNA

FG New America Acquisition Corp. is a NYSE-listed blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are unaudited and do not conform to Regulation S-X, including Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Margin. Adjusted EBITDA is defined as Adjusted Net Income, pro forma for fair market value accounting, plus 1) taxes at an assumed 25% tax rate, 2) depreciation and amortization 3) interest expense and 4) business (non-income) taxes. Adjusted Net Income is defined as current audited financials earnings before tax, pro forma for fair market value accounting, plus 1) recruiting fees, severance and relocation, 2) amortization of debt transaction costs and 3) other addbacks and one-time expenses including one-time implementation fees, stock compensation expenses, IPO readiness costs and management fees; and assumes a tax rate of 25%. The pro forma fair market value accounting adjustments are due to OppFi’s transition from an expected credit loss application to a fair market value application acceptable under US GAAP. Historically, under the expected credit loss application, OppFi has reserved for life losses due to the short duration of receivables. These financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. FGNA and OppFi believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. A reconciliation for the Company’s non-GAAP financial measures to the most directly comparable GAAP financial measures is located at the end of this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. FGNA’s and OppFi’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, FGNA’s and OppFi’s expectations with respect to future performance, performance, growth, and OppFi’s market, OppFi’s new products and their performance, the anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside FGNA’s and OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive business combination agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against FGNA and OppFi following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of FGNA, certain regulatory approvals or satisfy other conditions to closing in the Agreement, including with respect to the levels of FGNA stockholder redemptions; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on OppFi’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of the combined company’s shares of common stock on the New York Stock Exchange following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of OppFi to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that OppFi or FGNA may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in FGNA’s other filings with the SEC. FGNA and OppFi caution that the foregoing list of factors is not exclusive. FGNA and OppFi caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. FGNA and OppFi do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information and Where to Find It

In connection with the proposed business combination, FGNA intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. FGNA’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about OppFi, FGNA and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of FGNA as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: FG New America Acquisition Corp., Attention: Hassan Baqar, Chief Financial Officer, 105 S. Maple Street, Itasca, Illinois 60143.

Participants in the Solicitation

FGNA and its directors and executive officers may be deemed participants in the solicitation of proxies from FGNA’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in FGNA will be filed in the proxy statement for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

OppFi and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FGNA in connection with the business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

Non-Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

OppFi

Investor Relations: Investors@opploans.com

Media Relations: media@opploans.com

FGNA

Investor Relations: info@fgnewamerica.com

Media Relations: media@fgnewamerica.com

OppFi Current Audited Financials EBT to Fair Market Value EBT Reconciliation

($ in millions)	2017A	2018A	2019A	2020E
Current Audited Financials EBT[1]	$3	$10	$33	$79
Loan Loss Reserve Adjustment	7	19	26	1
Capitalization Adjustment	(1)	(6)	(8)	5
Increase / (Decrease) in FMV	5	14	18	(17)
Pro Forma Fair Market Value EBT[2]	$13	$36	$68	$68
Taxes[3]	(3)	(9)	(17)	(17)
Pro Forma Fair Market Value Net Income	$10	$27	$51	$51

Note: Excludes transaction expenses

1.	Represents Net Income as reported in audited financial statements, as the Company does not have tax liability under current LLC pass-through structure
2.	The Company is transitioning from an expected credit loss application to a fair market value application acceptable under US GAAP. Historically under the expected credit loss application, the Company has reserved for life losses due to the short duration of receivables
3.	Assumes tax rate of 25%

OppFi Current Audited Financials EBT to Adjusted EBT Reconciliation

($ in millions)	2017A	2018A	2019A	2020E
Current Audited Financials EBT[1]	$3	$10	$33	$79
Recruiting Fees, Severance & Relocation	0.2	0.3	0.3	0.1
Amortization of Debt Transaction Costs	0.5	0.6	1.8	1.9
Other Addback and One-Time Expenses[2]	1.1	0.6	0.5	1.1
Current Audited Financials Adj. EBT	$4	$11	$36	$82
Taxes[3]	(1)	(3)	(9)	(20)
Current Audited Financials Adj. Net Income	$3	$8	$27	$61

Note: Excludes transaction expenses

1.	Represents Net Income as reported in audited financial statements, as the Company does not have tax liability under current LLC pass-through structure
2.	Includes one time implementation fees, stock compensation expenses, IPO readiness costs and management fees
3.	Assumes tax rate of 25%

OppFi Fair Market Value EBT to Fair Market Value Adj. EBT and EBITDA Reconciliation

($ in millions)	2017A	2018A	2019A	2020E
Pro Forma Fair Market Value EBT	$13	$36	$68	$68
Recruiting Fees, Severance & Relocation	0.2	0.3	0.3	0.1
Amortization of Debt Transaction Costs	0.5	0.6	1.8	1.9
Other Addback and One-Time Expenses[1]	1.1	0.6	0.5	1.1
Pro Forma Fair Market Value Adj. EBT	$15	$37	$71	$71
Taxes[2]	(4)	(9)	(18)	(18)
Pro Forma Fair Market Value Adj. Net Income	$11	$28	$53	$53
Taxes[2]	4	9	18	18
Depreciation and Amortization	1	2	4	7
Interest Expense	6	12	21	19
Business (Non-income) Taxes	--	0.3	1	2
Pro Forma Fair Market Value Adj. EBITDA	$22	$52	$97	$99

Note: Excludes transaction expenses

1.	Includes one time implementation fees, stock compensation expenses, IPO readiness costs and management fees
2.	Assumes tax rate of 25%